Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Circle Internet Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1:  Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(6)
Equity	Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issuable pursuant to stock options outstanding under the Circle Internet Financial Limited Share Award Scheme	Rule 457(h)	18,066,485(2)(3)	$9.69(4)	$175,064,239.65	0.00015310	$26,802.34
Equity	Class A Common Stock issuable pursuant to restricted stock units outstanding under the Circle Internet Financial Limited Share Award Scheme	Rule 457(c) and 457(h)	16,717,112(2)(3)	$31.00(5)	$518,230,472.00	0.00015310	$79,341.09
Equity	Class A Common Stock issuable pursuant to restricted stock units outstanding under the Circle Internet Group, Inc. Share Award Plan	Rule 457(c) and 457(h)	7,639,676(3)	$31.00(5)	$236,829,956.00	0.00015310	$36,258.67
Equity	Class A Common Stock reserved for issuance under the Circle Internet Group, Inc. 2025 Omnibus Incentive Plan	Rule 457(c) and 457(h)	28,265,461	$31.00(5)	$876,229,291.00	0.00015310	$134,150.70
Equity	Class A Common Stock reserved for issuance under the Circle Internet Group, Inc. 2025 Employee Stock Purchase Plan	Rule 457(c) and 457(h)	5,653,090	$31.00(5)	$175,245,790.00	0.00015310	$26,830.13
Equity	Class B common stock, par value $0.0001 per share (“Class B Common Stock”), issuable pursuant to stock options outstanding under the Circle Internet Financial Limited Share Award Scheme	Rule 457(h)	3,582,084(2)(3)	$4.26(4)	$15,259,677.84	0.00015310	$2,336.26
Equity	Class B Common Stock issuable pursuant to restricted stock units outstanding under the Circle Internet Financial Limited Share Award Scheme	Rule 457(c) and 457(h)	533,484(2)(3)	$31.00(5)	$16,538,004.00	0.00015310	$2,531.97
Equity	Class B Common Stock issuable pursuant to restricted stock units outstanding under the Circle Internet Group, Inc. Share Award Plan	Rule 457(c) and 457(h)	295,891(3)	$31.00(5)	$9,172,621.00	0.00015310	$1,404.33
Total Offering Amounts					$2,022,570,051.49		$309,655.47
Total Fee Offsets							—
Net Fee Due							$309,655.47

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of Class A Common Stock or Class B Common Stock that become issuable under the Circle Internet Financial Limited Share Award Scheme, as amended (the “Share Award Scheme”), the Circle Internet Group, Inc. Share Award Plan, as amended (the “Share Award Plan”), the Circle Internet Group, Inc. 2025 Omnibus Incentive Plan (the “2025 Plan”), and the Circle Internet Group, Inc. 2025 Employee Stock Purchase Plan (the “ESPP”) as a result of any stock dividend, stock split, recapitalization, or other similar transaction.

(2)	Pursuant to an assumption agreement between Circle Internet Financial Limited (“Circle Ireland”) and the Registrant, any stock options and restricted stock units (“RSUs”) outstanding under the Share Award Scheme with respect to voting ordinary shares of Circle Ireland will be exercised for or settled in, as applicable, shares of Class A Common Stock or shares of Class B Common Stock, as applicable, issued by the Registrant.

(3)	With respect to any stock options or RSUs outstanding under the Share Award Scheme or Share Award Plan, any shares (i) covered by any such award that is forfeited, cancelled, expires, terminates or otherwise lapses or settled in cash without the delivery of shares, (ii) withheld in respect of taxes relating to such award, or (iii) tendered or withheld to pay the exercise price of options, will again become available for issuance under the 2025 Plan.

(4)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of the stock options outstanding under the Share Award Scheme and the Circle Internet Group, Inc. Share Award Plan, respectively.

(5)	Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the initial offering price per share of Class A Common Stock pursuant to the Registrant’s Registration Statement on Form S-1/A (File No. 333-286310), declared effective on June 4, 2025.

(6)	Rounded up to the nearest cent.